THIRD AMENDMENT TO THE
AMENDED AND RESTATED CUSTODY AGREEMENT

THIS THIRD AMENDMENT, effective as of February 20, 2024 to the Amended and Restated Custody Agreement dated as of April 1, 2021, as amended (the “Agreement”), is entered into by and among each management investment company identified on Exhibit B attached hereto (each a “Company”), severally and not jointly, each Company acting for and on behalf of such series as are currently authorized and issued by the Company and may be authorized and issued by the applicable Company in the future subsequent to the date of this Agreement and listed on Exhibit B (each such series a “Fund” and collectively the “Funds”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America (the “Custodian”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, each Company and the Custodian desire to the convert the Angel Oak High Yield Opportunities Fund and the Angel Oak Core Impact Fund to the following ETFs:

•Angel Oak High Yield Opportunities ETF

•Angel Oak Mortgage-Backed Securities ETF

WHEREAS, Article XV, Section 15.02 of the Agreement provides that the Agreement may be amended by written agreement executed by both parties, and authorized or approved by the Board of Trustees of the Company.

NOW, THEREFORE, the parties agree to amend and restate Exhibit A of the Agreement for the purposes of converting the above listed funds to ETF.

1.    Effective as of February 20, 2024, Exhibit B of the Agreement is hereby superseded and replaced in its entirety with the Exhibit B attached hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

EACH COMPANY LISTED ON EXHIBIT A By: Angel Oak Advisors Capital, LLC	U.S. BANK NATIONAL ASSOCIATION

By:______________________	By:______________________
Name:____________________	Name:____________________
Title:______________________	Title:______________________
Date:______________________	Date:______________________

EXHIBIT B
Custody Agreement
List of Companies

Angel Oak Funds Trust, with the following series:

•Angel Oak Financials Income Fund

•Angel Oak Multi-Strategy Income Fund

•Angel Oak UltraShort Income Fund

•Angel Oak Income ETF

•Angel Oak UltraShort Income ETF

•Angel Oak High Yield Opportunities ETF

•Angel Oak Mortgage-Backed Securities ETF

Angel Oak Strategic Credit Fund

Angel Oak Financial Strategies Income Term Trust